Exhibit 10.5
AMENDMENT NO. 1 TO RESTRICTED STOCK AGREEMENT

Amendment No. 1 to Restricted Stock Agreement (the “Amendment”), entered into as of the 21st day of July, 2005, (and effective as of July 1, 2005), by and between FIND/SVP, Inc., a New York corporation with an address at 625 Avenue of the Americas, New York, New York 10011 (the “Company”) and MARC LITVINOFF, residing at 10 River Knoll, Westport, CT 06880 (the “Employee”).

WHEREAS, the Company and the Employee entered into an employment agreement, dated as of April 28, 2004, which agreement provided that the Employee be awarded certain shares of common stock of the Company, par value $.0001 per share (the “Restricted Stock”) pursuant to a restricted stock agreement; and

WHEREAS, the Company and the Employee entered into a certain restricted stock agreement as of May 17, 2004 (the “RSA”) with respect to the Restricted Stock; and

WHEREAS, the employment agreement referred to in the first recital of this Amendment was amended effective as of June 30, 2005 (as amended, the “Employment Agreement”); and

WHEREAS, the Company and the Employee desire to amend and modify the RSA, effective as of July 1, 2005, to provide for accelerated vesting of the Restricted Stock in the event of a change of control of the Company.

NOW, THEREFORE, in consideration of the promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1. The RSA shall be amended to incorporate the terms set forth herein. Except as expressly amended below, the RSA and all provisions, terms and conditions set forth therein shall remain in full force and effect. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the RSA.

2. Section 2(b) of the RSA is hereby amended and restated in its entirety to read as follows:

“(b) Notwithstanding the vesting schedule set forth in Section 2(a) above, such vesting schedule shall accelerate as follows:

(i)  on the date that the Average Closing Price equals or exceeds four dollars ($4.00) per share, 50,000 of the Restricted Shares shall vest immediately and become non-forfeitable;

(ii)  on the date that the Average Closing Price equals or exceeds five dollars ($5.00) per share, 50,000 of the Restricted Shares shall vest immediately and become non-forfeitable;

(iii)  on the date there is a change of Control of the Company (as defined in Section 3.6 of the Employment Agreement), 100,000 of the Restricted Shares shall vest and become non-forfeitable; and

(iv)  in the event that the Corporation’s EBITDA in respect of any fiscal year exceeds Seven Million Five Hundred Thousand ($7,500,000) Dollars, 100,000 of the Restricted Shares shall vest and become non-forfeitable.

Furthermore, the vesting schedule set forth in Section 2(a) above may also be accelerated by the Board or Committee, in their sole discretion, and in the event that the Board or Committee so determines to accelerate the vesting schedule upon the happening or non-occurrence of certain events then such acceleration events cannot be withdrawn or revoked by the Board or Committee without the written consent of the Restricted Stockholder.

For the avoidance of doubt, a maximum of 100,000 Restricted Shares may vest under this Agreement. Furthermore, any accelerated vesting of Restricted Shares pursuant to (b)(i)-(ii) above or otherwise shall be applied first to the Restricted Shares scheduled to vest on the third (3rd) anniversary of the Date of Grant.”

3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

4. This Amendment shall be governed and construed on the same basis as the RSA, as set forth therein.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

FIND/SVP, INC.

By:	/s/ David Walke
Name: David Walke
Title: Chief Executive Officer

/s/ Marc Litvinoff
Marc Litvinoff